Exhibit 10.4

TWELFTH AMENDMENT

TO

AMENDED AND RESTATED LOAN AGREEMENT

This Twelfth Amendment (this “Amendment”) is made as of February 29, 2008 between CHASE CORPORATION (the “Borrower”) and BANK OF AMERICA, N.A., a national banking association as successor by merger to Fleet National Bank (the “Bank”).

RECITALS

A.            The Bank and the Borrower entered into a First Amended and Restated Loan Agreement dated as of October 31, 2001, as amended (the “Loan Agreement”), providing for revolving loans by the Bank to the Borrower and for various term loans by the Bank to the Borrower.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Loan Agreement.

B.            The Borrower desires to extend the Expiration Date of the Revolving Commitment.

C.            Subject to certain terms and conditions, the Bank is willing to agree to extend the Expiration Date, as hereinafter expressly set forth.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.             Amendments to Loan Agreement.  Section 7.1 of the Loan Agreement is amended by amending the definition of “Expiration Date as set forth below:

“Expiration Date” – March 31, 2011.

2.             No Further Amendments.  Except as specifically amended hereby, the Loan Agreement shall remain otherwise unmodified and in full force and effect and is hereby ratified and affirmed in all respects.

3.             Certain Representations of the Borrower.  As a material inducement to the Bank to enter into this Amendment, the Borrower represents and warrants to the Bank, after giving effect to this Amendment, as follows:

(a)     The execution and delivery of this Amendment has been duly authorized by all requisite corporate action on the part of the Borrower and will not violate any provision of law, any order, judgment or decree of any court or other agency of government, or the articles or by-laws of the Borrower or any indenture, agreement or other instrument to which the Borrower is bound, or be in conflict with, or result in a breach of, or constitute (with due notice or lapse of time or both) a default under, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of the Borrower pursuant to, any such indenture, agreement or instrument.

(b)     The representations and warranties contained in the Loan Agreement are true and correct in all material respects on and as of the date of this Amendment as though made at and as of such date (except to the extent that such representations and warranties expressly relate to an earlier date or except to the extent variations therefrom have been permitted under the terms of the Loan Agreement or otherwise permitted in writing by the Bank).  No material adverse change has occurred in the assets, liabilities, financial condition, business or prospects of the Borrower from that disclosed in the annual certified financial statements most recently furnished to the Bank.  No event of default or condition or event that, but for the requirement that time elapse or notice be given or both, would constitute an event of default, has occurred or is continuing.

(c)     This Amendment constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally or the application of principles of equity, whether in any action at law or proceeding in equity, and subject to the availability of the remedy of specific performance or of any other equitable remedy or relief to enforce any right thereunder.

4.             Conditions.  The willingness of the Bank to agree to the foregoing is subject to the following conditions:

(a)   The Borrower shall have executed and delivered to the Bank (or shall have caused to be executed and delivered to the Bank by the appropriate persons) the following:

(i)      This Amendment and

(ii)     Such other supporting documents and certificates as the Bank or its counsel may reasonably request.

(b)     All legal matters incident to the transactions contemplated hereby shall be satisfactory to counsel for the Bank.

5.                    Miscellaneous.

(a)   This Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

(b)   This Amendment may be executed by the parties hereto in several counterparts hereof and by the different parties hereto on separate counterparts hereof, all of which counterparts shall together constitute one and the same agreement.

IN WITNESS WHEREOF, the Bank and the Borrower have caused this Amendment to be duly executed as a sealed instrument by their duly authorized representatives, all as of the date and year first above written.

CHASE CORPORATION

By:	/s/ Kenneth L. Dumas
Name: Kenneth L Dumas
Title: CFO & Treasurer

BANK OF AMERICA, N.A.

By:	/s/ Peter McCarthy
Name: Peter McCarthy
Title: Senior Vice President